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                                                                       EXHIBIT F


              [LETTERHEAD OF JONES & BLOUCH L.L.P. APPEARS HERE]

                                 April 10, 2002



Minnesota Life Insurance Company
400 Robert Street North
St. Paul, MN  55101


Dear Sirs:

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment Number 2 to the registration statement on Form S-6 of Minnesota Life Variable Life Account, File Number 333-96383, to be filed with the Securities and Exchange Commission.



                                      Very truly yours,

                                      /s/ Jones & Blouch L.L.P.

                                      Jones & Blouch L.L.P.